UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A
________

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)...........................February 12, 2007 (February 7, 2007)

SULPHCO, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	001-32636 (Commission file number)	88-0224817 (I.R.S. Employer Identification Number)

850 Spice Islands Drive, Sparks, NV 89431
(Address of principal executive offices)

(775)-829-1310
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

SulphCo, Inc. is filing this amendment to the Form 8-K filed on February 9, 2007 in order to correct the number of directors to seven from six, the number reflected on the original filing. No other corrections are being made hereby but, in the interest of clarity, this amended report amends and restates in its entirety the previously filed report.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Director

On February 7, 2007, the Board of the Directors of SulphCo, Inc. (the “Company”) appointed Dr. Larry Ryan to its Board of Directors to serve until the next Annual Meeting of Shareholders, filling a vacancy on the Board created by the resignation of Dr. Rudolf W. Gunnerman on February 2, 2007. The appointment increases the total number of directors to seven. Dr. Ryan was appointed to serve as Chief Executive Officer of the Company on January 12, 2007. He is 35 years old and was a senior executive leader at General Electric Company, GE Advanced Materials Division from 1998 to January, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SULPHCO, INC. (Registrant)

Date: February 12, 2007	By:	/s/ Loren J. Kalmen

Loren J. Kalmen Chief Financial Officer